LifeVantage Reports Record Second Quarter Preliminary Revenue

Q2 preliminary revenue of approximately $58 million represents the highest quarterly revenue in the company’s history

Revenue increased approximately 17% year over year and 4% sequentially

Salt Lake City, UT, January 9, 2019, (GLOBE NEWSWIRE) -- LifeVantage Corporation (Nasdaq:LFVN) today announced preliminary revenue for the fiscal 2019 second quarter and six month period ended December 31, 2018.

Preliminary revenue for the second quarter of fiscal 2019 increased approximately 17% to $58 million, compared to $50 million in the prior year period. Preliminary revenue for the first six months of fiscal 2019 increased approximately 15% to $114 million compared to $99 million in the prior year period.

“We are proud to report the highest level of quarterly revenue in the Company’s history,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “The second quarter strength reflected a strong response to the launch of our TrueScience Hair Care System and broad based growth across our global footprint, particularly in Taiwan and the United States, reflecting the success of our 2019 initiatives.”

The Company is releasing preliminary second quarter fiscal 2019 revenue in advance of its participation and presentation at the ICR Conference on January 14-16, 2019. The Company does not intend to release preliminary quarterly revenue in the future.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The company is engaged in the identification, research, development and distribution of advanced nutraceutical dietary supplements and skin and hair care products, including Protandim®, a line of scientifically-validated dietary supplements; TrueScience®, a line of Nrf2 infused skin care and hair care products; Petandim™ for Dogs, a companion pet supplement formulated to combat oxidative stress in dogs; Axio® Smart Energy Drink mixes; PhysIQ™, a Smart Weight Management System; and Omega+, a 3-in-1 fish oil supplement. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the benefits of our key initiatives, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com